UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Energy Common Stock, without par value	SRE	NYSE
Sempra Energy 6% Mandatory Convertible Preferred Stock, Series A, $100 liquidation preference	SREPRA	NYSE
Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE
Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On June 11, 2020, Sempra Energy (the “Company”) filed a Certificate of Determination (the “Certificate of Determination”) with the Secretary of State of the State of California to establish the designations, privileges, preferences, rights and restrictions of its 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”). The Certificate of Determination became effective on the date of its filing, and a copy is filed as an exhibit to this report and is incorporated herein by reference. The description of certain terms of the Series C Preferred Stock set forth in this Item 3.03 is qualified in its entirety by reference to such exhibit.

Pursuant to the Certificate of Determination, so long as any share of Series C Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Company’s common stock or any other class or series of its capital stock established after the original issue date of the Series C Preferred Stock the terms of which do not expressly provide that such class or series will rank senior to or on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon the Company’s liquidation, winding-up or dissolution (collectively, “junior stock”), and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash has been set aside for the payment of such dividends, on all outstanding shares of Series C Preferred Stock, subject, in each case, to certain exceptions. Additionally, when dividends on shares of the Series C Preferred Stock have not been declared and paid in full on any dividend payment date for the Series C Preferred Stock or have been declared but a sum of cash sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on the Company’s outstanding 6% Mandatory Convertible Preferred Stock, Series A or 6.75% Mandatory Convertible Preferred Stock, Series B or any other class or series of the Company’s capital stock established after the original issue date of the Series C Preferred Stock the terms of which expressly provide that such class or series will rank on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon the Company’s liquidation, winding-up or dissolution (collectively, “parity stock”), unless dividends are declared on the shares of Series C Preferred Stock such that the respective amounts of such dividends declared on the shares of Series C Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series C Preferred Stock and such parity stock bear to each other.

In addition, whenever dividends on any shares of the Series C Preferred Stock have not been declared and paid or have been declared but a sum of cash sufficient for payment thereof has not been set aside for the benefit of the holders of Series C Preferred Stock on the applicable record date, for the equivalent of three or more dividend periods (as defined below), whether or not for consecutive dividend periods, the authorized number of directors on the Company’s board of directors will automatically be increased by two and the holders of the Series C Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at the Company’s next annual meeting, or at a special meeting (if any), of shareholders to elect two directors to fill such two newly created directorships. If and when all accumulated and unpaid dividends on the Series C Preferred Stock have been paid in full, the holders of the Series C Preferred Stock shall immediately be divested of the foregoing voting rights, and upon the divesting of such voting rights and the same voting rights of all other holders of voting preferred stock, the term of office of each director elected pursuant to such rights will terminate and the authorized number of directors shall automatically decrease by two, subject to the revesting of such rights in the event of each subsequent nonpayment of dividends as described above. A “dividend period” is the period from, and including, a dividend payment date for the Series C Preferred Stock to, but excluding, the next such dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series C Preferred Stock. “Voting preferred stock” means any series of preferred stock of the Company, other than the Series C Preferred Stock, ranking equally with the Series C Preferred Stock either as to dividends or to the distribution of assets upon the Company’s liquidation, winding-up or dissolution and upon which like voting rights have been conferred and are exercisable (which includes the Company’s 6% Mandatory Convertible Preferred Stock, Series A and 6.75% Mandatory Convertible Preferred Stock, Series B).

Additionally, in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series C Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Series C Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Company’s creditors and holders of shares of any class or series of the Company’s capital stock established after the original issue date of the Series C Preferred Stock the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend rights and distribution rights upon the Company’s liquidation, winding-up or dissolution, and before any payment or distribution is made to holders of junior stock (including the Company’s common stock). If, upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, the foregoing amounts payable in respect of the Series C Preferred Stock and the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for such liquidation, winding-up or dissolution) on, all other parity stock are not paid in full, the holders of the Series C Preferred Stock and all holders of any such other parity stock will share equally and ratably in any distribution of the Company’s assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled.

The terms of the Series C Preferred Stock, including such restrictions, are more fully described in the Certificate of Determination and below under Item 5.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information regarding the Certificate of Determination contained in Item 3.03 of this report is incorporated in this Item 5.03 by reference. A copy of the Certificate of Determination is filed as an exhibit to this report and is incorporated herein by reference. The description of certain terms of the Series C Preferred Stock set forth in this Item 5.03 is qualified in its entirety by reference to such exhibit.

Holders of the Series C Preferred Stock will be entitled to receive, when, as and if declared by the Company’s board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative cash dividends at the rate per annum described below on the liquidation preference of $1,000 per share, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2020, and dividends will accumulate daily whether or not the Company has funds legally available for the payment of such dividends. The dividend rate on the Series C Preferred Stock from and including its original issue date to, but excluding, October 15, 2025 (the “First Reset Date”) will be 4.875% per annum of the $1,000 liquidation preference per share. The dividend rate on the Series C Preferred Stock will reset on the First Reset Date and on October 15 of every fifth year after 2025 (each such date, including the First Reset Date, a “Reset Date”) and, for each five-year period from and including a Reset Date to but excluding the next following Reset Date, will be a per annum rate equal to the Five-year U.S. Treasury Rate (as defined in the Certificate of Determination) as of the second business day (as defined in the Certificate of Determination) prior to the first day of such period, plus a spread of 4.550%, of the $1,000 liquidation preference per share.

The Series C Preferred Stock is perpetual and has no maturity date, but is redeemable at the Company’s option, (i) in whole or in part, from time to time, on any day during the three month period from and including July 15, 2025 through and including the First Reset Date and during the three month period from and including July 15 through and including October 15 of every fifth year after 2025, at a redemption price in cash equal to $1,000 per share; or (ii) in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Ratings Event (as defined in the Certificate of Determination), or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $1,020 per share (i.e., 102% of the liquidation preference of $1,000 per share); plus, in each case, but subject to certain exceptions, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date.

Except as required by California law or as described in Item 3.03 of this report or the Certificate of Determination, the Series C Preferred Stock will not have voting rights.

Item 8.01	Other Events.

On June 10, 2020, the Company priced a registered public offering of 900,000 shares of its Series C Preferred Stock at a price to the public of $1,000 per share. The Company estimates that the net proceeds from the offering, after deducting the underwriting discount but before deducting estimated offering expenses payable by the Company, will be $891 million. In connection with the offering, the Company entered into an underwriting agreement dated June 10, 2020 with Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as the representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters, severally and not jointly, such shares of Series C Preferred Stock for resale in such offering under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3, as amended by post-effective Amendment No. 1 thereto (File No. 333-220257). Copies of the underwriting agreement and the Certificate of Determination establishing the terms of the Series C Preferred Stock (which includes the form of certificate evidencing the shares of the Series C Preferred Stock) are filed as exhibits to this report and are incorporated herein by reference. The description of certain terms of the Series C Preferred Stock and the Underwriting Agreement set forth above is qualified in its entirety by reference to such exhibits.

The Company expects to close the issuance and sale of its Series C Preferred Stock as described above on or about June 19, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1

Underwriting Agreement, dated June 10, 2020, by and among Sempra Energy and Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

3.1

Certificate of Determination of Preferences of 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, of Sempra Energy (including the form of certificate representing the 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C), filed with the Secretary of State of the State of California and effective June 11, 2020.

4.1

Certificate of Determination of Preferences of 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, of Sempra Energy (including the form of certificate representing the 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C), filed with the Secretary of State of the State of California and effective June 11, 2020 (filed as Exhibit 3.1 hereto).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

Cautionary Note Regarding Forward-Looking Statements

This report contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward- looking statements. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this report, forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, goals, vision, mission, opportunities, projections or intentions. Such forward–looking statements include statements about, among other things, the timing and amount of dividends the Company may declare and pay on the Series C Preferred Stock, the Company’s ability to pay dividends on the Series C Preferred Stock when anticipated or at all, the timing and amount, if at all, of any redemption of the shares of Series C Preferred Stock, and the completion of the Company’s issuance and sale of shares of its Series C Preferred Stock.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: California wildfires and the risk that we may be found liable for damages regardless of fault and the risk that we may not be able to recover any such costs from insurance, the wildfire fund established by California Assembly Bill 1054 or in rates from customers; decisions, investigations, regulations, issuances of permits and other authorizations, renewal of franchises, and other actions by the Comisión Federal de Electricidad, California Public Utilities Commission, U.S. Department of Energy, Public Utility Commission of Texas, regulatory and governmental bodies and jurisdictions in the U.S. and other countries in which we operate; the success of business development efforts, construction projects and major acquisitions and divestitures, including risks in (i) the ability to make a final investment decision and completing construction projects on schedule and budget, (ii) obtaining the consent of partners, (iii) counterparties’ financial or other ability to fulfill contractual commitments, (iv) the ability to complete contemplated acquisitions and/or divestitures, and (v) the ability to realize anticipated benefits from any of these efforts once completed; the impact of the COVID-19 pandemic on our (i) ability to commence and complete capital and other projects and obtain regulatory approvals, (ii) supply chain and current and prospective counterparties, contractors, customers, employees and partners, (iii) liquidity, resulting from bill payment challenges experienced by our customers, decreased stability and accessibility of the capital markets and other factors, and (iv) ability to sustain operations and satisfy compliance requirements due to social distancing measures or if employee absenteeism were to increase significantly; the resolution of civil and criminal litigation, regulatory investigations and proceedings, and arbitrations; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates; moves to reduce or eliminate reliance on natural gas and the impact of the extreme volatility and unprecedented decline of oil prices on our businesses and development projects; weather, natural disasters, accidents, equipment failures, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees; expropriation of assets, the failure of foreign governments and state-owned entities to honor the terms of contracts, and property disputes; the impact at San Diego Gas & Electric Company (SDG&E) on competitive customer rates and reliability due to the growth in distributed power generation and from departing retail load resulting from customers transferring to Direct Access, Community Choice Aggregation or other forms of distributed power generation and the risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; volatility in foreign currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility; changes in trade policies, laws and regulations, including tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes; the impact of changes to federal and state tax laws and our ability to mitigate adverse impacts; and other uncertainties, some of which may be difficult to predict and are beyond our control.

You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 0-Q and other reports that we file with the U.S. Securities and Exchange Commission. Investors should not rely unduly on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY

Date: June 15, 2020	By: /s/ Peter R. Wall
Peter R. Wall
Senior Vice President, Controller and Chief Accounting Officer